                                                                    EXHIBIT 3(A)


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            THE B.F.GOODRICH COMPANY

                            UNDER SECTION 807 OF THE

                            BUSINESS CORPORATION LAW



         We, the undersigned, Jon V. Heider and Nicholas J. Calise, being respectively Senior Vice President and Secretary of THE B.F.GOODRICH COMPANY, do hereby certify as follows:

         1. The name of the corporation is THE B.F.GOODRICH COMPANY, hereinafter referred to as the "Company".

         2. The Certificate of Incorporation was filed by the Department of State on the 2nd day of May, 1912.

         3. The Certificate of Incorporation is hereby amended to modify paragraph A of Article ELEVENTH relating to repurchases from an Interested Shareholder (as defined) in three respects. First, it requires that any proposed repurchase of shares from an Interested Shareholder requiring the approval of shareholders also requires the approval of a majority of the non-officer directors. Second, it requires the cost of any such shareholder solicitation to be at the expense of the Interested Shareholder. Finally, the amendment further limits the price at which a purchase of shares could be made from an Interested Shareholder without shareholder approval to the higher of (i) the closing price on the last trading day immediately preceding the earlier of public disclosure of the repurchase or the signing of a definitive repurchase agreement and (ii) the average closing price during the 20 trading days immediately preceding the date of such disclosure or agreement.

         4. The text of the Certificate of Incorporation, as amended heretofore, and as further amended, hereby is restated to read as herein set forth in full:





                         CERTIFICATE OF INCORPORATION OF
                            THE B.F.GOODRICH COMPANY

         We, the undersigned, all being persons of full age and at least two-thirds being citizens of the United States and at least one of us a resident of the State of New York, desiring to form a stock corporation (other than a moneyed corporation, or a corporation provided for by the banking, the insurance, the railroad and the transportation corporation laws, or an educational institution or corporation which may be incorporated as provided in the education law) pursuant to the provisions of the Business Corporation Law of the State of New York, do hereby make, sign, acknowledge and file this certificate for that purpose as follows:

         FIRST - The name of the corporation shall be THE B.F.GOODRICH COMPANY, hereinafter referred to as the "Company."

         SECOND - The location of its principal office in the State of New York shall be at the City of New York, in the Borough of Manhattan, in the County of New York, and State of New York.

         THIRD - The purpose for which the Company is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the Company is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

         FOURTH - The aggregate number of shares which the Company shall have authority to issue is 110,000,000, divided into 10,000,000 shares of Series Preferred Stock of the par value of $1 per share (hereafter called "Series Preferred Stock"), and 100,000,000 shares of Common Stock of the par value of $5 per share (hereafter called "Common Stock").

         A statement of the designations, preferences, privileges and voting powers of the shares of each class and the restrictions and qualifications thereof shall be as follows:

         (a)      Series Preferred Stock

               (1) Board Authority: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may be similar to or may differ from those of any other series. The Board of Directors of the Company is hereby expressly granted authority, subject to the provisions of this Article FOURTH, to issue from time to time Series Preferred stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Business Corporation Law, the number of shares in each such series of such class and all designations, relative rights, (including the right to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

                  (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

                  (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

                  (iii) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

                  (iv) The right, if any, of holders of such series to convert the same into, or exchange the same for Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Company.

                  (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded to fix the extent thereof; and

                  (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Restated Certificate of Incorporation of the Company or with the resolution or resolutions adopted by the Board of Directors, as hereinabove provided, providing for the issue of any series for which there are shares then outstanding.

         All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article FOURTH any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations (including, without limitations, the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to (vii) inclusive above) which may be fixed by the Board of Directors pursuant to this paragraph 1.

                  2. Dividends: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of the Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out of the assets or funds of the Company legally available therefor.

         All shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratable in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

                  3. Voting Rights: Except as otherwise specifically provided herein or in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes;

          provided, however, that at any time when six (6) quarterly dividends on any one or more series of Series Preferred Stock entitled to receive cumulative dividends shall be in default, the holders of all such cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders for the election of directors, voting as a class, whether or not the holders thereof shall be entitled otherwise to vote by certificate filed pursuant to law, to the exclusion of the holders of Common Stock and the holders of any series of non-cumulative Series Preferred Stock, to vote for and elect two members of the Board of Directors of the Company, and provided, further that at any time when six (6) quarterly dividends on any one or more series of non-cumulative Series Preferred Stock shall be in default, the holders of all such non-cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders for the election of directors, voting as a class, whether or not the holders thereof shall be entitled otherwise to vote by certificate filed pursuant to law, to the exclusion of the holders of Common Stock and the holders of any series of cumulative Series Preferred Stock, to vote for and elect two members of the Board of Directors of the Company. All rights of all series of Series Preferred Stock to participate in the election of directors pursuant to this paragraph 3 shall continue in effect, in the case of all series of Series Preferred Stock entitled to receive cumulative dividends, until cumulative dividends have been paid in full or set apart for payment on each cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders, or in the case of all series of non-cumulative Series Preferred Stock, until non-cumulative dividends have been paid in full or set apart for payment for four consecutive quarterly dividend periods on each non-cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders. Directors elected by the holders of any one or more series of stock voting separately as a class, may be removed only by a majority vote of such series, voting separately as a class, so long as the voting power of such series shall continue. Subject to the voting rights, if any, of any other series of Series Preferred Stock, the holders of the Common Stock, voting as a class, to the exclusion of the holders of such series so entitled to vote for and elect members of the Board pursuant to this paragraph 3, shall be entitled to vote for and elect the balance of the Board of Directors.

          Each stockholder entitled to vote at any particular time in accordance with the foregoing provisions shall not have more than one vote for each share of stock held of record by him at the time entitled to voting rights.

               4. Liquidation: In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which such series of Series

          Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full his share of such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the Company shall be divided and paid to the holders of the Common Stock.

               5. Redemption: In the event that the Series Preferred Stock of any one or more series shall be made redeemable as provided in clause
          (iii) of paragraph 1 of section (a) of Article FOURTH herein, the Company, at the option of the Board of Directors, may redeem, at the time or times specified in the certificate filed pursuant to law with respect to any such series, all or any part of any such series of Series Preferred Stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, provided, however, that a notice specifying the shares to be redeemed, and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be published once in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York, and shall be mailed, addressed to the holders of record of the Series Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Company, not less than thirty (30) days nor more than ninety (90) days previous to the date fixed for redemption. If less than the whole amount of any outstanding series of Series Preferred Stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Company in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series Preferred Stock as stockholders in the Company, except the right to receive the redemption price upon surrender of the certificate representing the Series Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and determine. With respect to any shares of Series Preferred Stock so called for redemption, if, before the redemption date, the Company shall deposit with a bank or trust company in the Borough of Manhattan, City of New York, having a capital and surplus of at least $25,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of Series Preferred Stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of Series Preferred Stock, so called for redemption, shall cease and determine, except the right to receive, on and after the date of such deposit, the redemption price upon surrender of the certificates representing such shares of Series Preferred Stock, so called for redemption, duly endorsed for transfer, if required, and except as might otherwise be provided in the certificate filed pursuant to law with respect to any such shares of Series Preferred Stock, so called for redemption. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the Company, after which the holders of such shares of Series Preferred Stock so called for redemption shall look only to the Company for payment of the redemption price. Notwithstanding the foregoing, no redemption of any shares of any series of Series Preferred Stock shall be made by the Company (1) which as of the date of mailing of the notice of such redemption would, if such date were the date fixed for redemption, reduce the net assets of the Company remaining after such redemption below the aggregate amount payable upon voluntary or involuntary liquidation, dissolution or winding up to the holders of shares having rights senior or equal to the Series Preferred Stock in the assets of the Company upon liquidation, dissolution or winding up; or (2) unless all cumulative dividends for the current and all prior dividend periods have been declared and paid or declared and set apart for payment on all shares of the Company having a right to cumulative dividends.

                  6.         $7.85 Cumulative Preferred Stock, Series A.

                    (i) The distinctive serial designation of the first series of Series Preferred Stock, which shall be a closed series, shall be "$7.85 Cumulative Preferred Stock, Series A ($1 par value)" (hereinafter called "Series A Stock").

                    (ii) The number of shares of Series A Stock shall be 250,000.

                    (iii) The annual rate of dividends payable on shares of Series A Stock shall be $7.85 per year and no more, payable quarterly on the last days of March, June, September and December, respectively, in each year with respect to the quarterly dividend period (or portion thereof) ending on such dividend payment date; provided, however, that in the case of any shares of Series A Stock issued prior to October 1, 1972, the first dividend payment, of dividends accrued since the date of issue, shall be made on December 31, 1972.

                  (iv) Dividends on the shares of Series A Stock shall be cumulative from the date or dates of issue thereof. The holders of Series A Stock, in preference to the holders of any junior stock, shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available therefor, cash dividends at the rate fixed in subdivision (iii) hereof. The term "junior stock" as used herein means Common Stock or any other stock of the Company which by its terms is junior to Series Preferred Stock in respect of dividends or payments in liquidation.

                  In no event, so long as any Shares of Series A Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any other distribution be ordered or made, on any junior stock, nor shall any shares of any capital stock of the Company be purchased, redeemed or otherwise acquired for value by the Company or by any subsidiary of the Company, unless (A) all dividends on Series A Stock for all past quarterly dividend periods and in the case of a dividend or distribution, for the then current quarterly period, shall have been paid or declared and a sum sufficient for the payment thereof set apart and (B) the Company shall have set aside all funds required for the Sinking Fund for Series A Stock provided for in clause (vii) of this paragraph 6 through the date of such payment, declaration, distribution, purchase, redemption or other acquisition. The provisions of this paragraph shall not, however, apply to a dividend payable in any junior stock, to the acquisition of shares of any junior stock in exchange for shares of any other junior stock or to the acquisition of shares of capital stock other than junior stock pursuant to a tender offer made on a pro rata basis for all shares of capital stock of the Company other than junior stock.

                  (v) In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Company, then before any distribution or payment shall be made to the holders of any junior stock, the holders of Series A Stock shall be entitled to be paid in full the redemption price in effect at the time of the distribution or payment date as provided in clause (vi) of this paragraph 6, together with accrued dividends to such distribution or payment date whether or not earned or declared. In the event of any involuntary liquidation, dissolution or winding up of the affairs of the

                  Company, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series A Stock shall be entitled to be paid in full an amount equal to $100 per share, together with accrued dividends to such distribution or payment date whether or not earned or declared.

                  (vi) Series A Stock may be redeemed, as a whole or in part, at the option of the Company by vote of its Board of Directors, at any time or from time to time, at the redemption price in effect at the redemption date as provided in this clause (vi), together with accrued dividends to the redemption date; provided however, that no such redemption may be made prior to August 15, 1982 directly or indirectly from the proceeds of, or as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness, or issuance of stock ranking prior to or on a parity with Series A Stock in respect of dividends or upon liquidation, at an interest cost on indebtedness or dividend yield on capital stock of less than 7.85% both calculated in accordance with accepted financial practice. The redemption prices per share for shares of Series A Stock redeemed at any time during the twelve months' periods indicated shall be as follows:


        12 MONTHS
        BEGINNING                  12 MONTHS BEGINNING
        AUGUST 15       PRICE           AUGUST 15        PRICE
           1972        $107.85            1982          $103.92
           1973         107.46            1983           103.53
           1974         107.06            1984           103.14
           1975         106.67            1985           102.75
           1976         106.28            1986           102.36
           1977         105.89            1987           101.96
           1978         105.50            1988           101.57
           1979         105.10            1989           101.18
           1980         104.71            1990           100.78
           1981         104.32            1991           100.39
                        and $100 per share thereafter.


                  The provisions of paragraph 5 of this section (a) of Article FOURTH applicable to redemption of all Series Preferred Stock shall apply to Series A Stock, provided that, in addition, in the case of any redemption of Series A Stock the Company shall deposit, before the redemption date, with a bank or trust company in the Borough of Manhattan, City of New York, having a capital and surplus of at least $25,000,000, funds necessary for such redemption, in trust, to be applied to such redemption, and the amounts shall be made payable at the office of such bank or trust company.


                  (vii) There shall be a sinking fund (hereinafter called the "Sinking Fund") for the benefit of the shares of Series A Stock. For the purposes of the Sinking Fund, out of any net assets of the Company legally available therefor, before any dividends, in cash or property, shall be paid or declared, or any distribution ordered or made on any junior stock, and before any shares of any capital stock of the Company shall be purchased, redeemed, or otherwise acquired for value by the Company or any subsidiary, the Company shall set aside in cash annually on July 16 in each year commencing with July 16, 1979, so long as there shall be outstanding any shares of Series A Stock, an amount sufficient to redeem 12,500 shares of Series A Stock (or such lesser number as remains outstanding), at a price (the `Sinking Fund Redemption Price") of $100 per share plus an amount equal to dividends accrued thereon to the date fixed for redemption; provided, however, that there shall be allowed to the Company as a credit thereagainst any shares of Series A Stock which the Company may have acquired or redeemed (otherwise than through the operation of the Sinking Fund) which have not theretofore been used for the purpose of any such credit and which shares shall have been set aside by the Company for the purpose of the Sinking Fund. The Sinking Fund shall be cumulative so that if on any such July 16 the net assets of the Company legally available therefor shall be insufficient to permit any such amount to be set aside in full, or if for any other reason such amount shall not have been set aside in full, the amount of the deficiency shall be set aside, but without interest, before any dividend, in cash or property, shall be paid or declared, or any other distribution ordered or made, on any junior stock and before any shares of any capital stock of the Company shall be purchased, redeemed or otherwise acquired for value by the Company or by any subsidiary of the Company, subject to the exceptions provided in the last sentence of clause (iv) of this paragraph 6. Moneys in the Sinking Fund shall be applied within thirty days after having been set aside to the redemption of shares of Series A Stock as above provided. The Company may elect to redeem, on any Sinking Fund redemption date, up to an additional 12,500 shares of Series A Stock at the Sinking Fund Redemption Price. Such optional redemption privilege shall not be cumulative from year to year.

                  The provisions of paragraph 5 of this section (a) of Article FOURTH shall apply to all Sinking Fund redemptions of Series A Stock provided that, in addition, in the case of Sinking Fund redemptions of Series A Stock the Company shall deposit, before the redemption date, with a bank or trust company meeting the requirements of clause (vi) of this paragraph 6, funds necessary for such redemption, and the amounts shall be made payable at the office of such bank or trust company.

                  (viii) The holders of Series A Stock shall be entitled to vote only as hereinafter and in paragraph 3 of this section (a) of Article FOURTH provided. Each stockholder of Series A Stock entitled to vote at any particular time shall have one vote for each share of Series A Stock held of record by him and entitled to voting rights.

                  So long as any shares of Series A Stock are outstanding, in addition to any other vote or consent of shareholders required in this Certificate of Incorporation or by law, the approval of the holders of at least sixty-six and two-thirds percent (66-2/3%) of Series A Stock at the time outstanding, shall be necessary for effecting or validating:

                           (a) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws, of the Company, which affects adversely the voting powers of any other rights or preferences of the holders of Series A Stock;

                           (b) authorization or creation of any class of stock of the Company ranking prior to or on a parity with Series Preferred Stock in respect of dividends or payments in liquidation, or any increase in the number of authorized shares of Series Preferred Stock;

                           (c) issuance of any shares of any other series of Series Preferred Stock unless, after giving pro forma effect to the issuance of such shares and any concurrent stock or debt retirement, net income of the Company for any period of twelve consecutive months within the preceding eighteen calendar months exceeds two times the aggregate of all annual dividend requirements of Series A Stock and all shares (outstanding pro forma) ranking prior to or on a parity with Series A Stock with respect to dividends; or

                           (d) any merger, consolidation, sale of assets or other transaction the effect of which, in any such case, is to accomplish an event otherwise requiring approval by holders of 66-2/3% of Series B Stock under this clause (viii).

                  7.       $.975 Cumulative Preferred Stock, Series B.

                  (i) The distinctive serial designation of the second series of Series Preferred Stock, which shall be a closed series, shall be "$.975 Cumulative Preferred Stock, Series B ($1 par value)" (hereinafter called "Series B Stock").

                  (ii) The number of shares of Series B Stock shall be 450,000.

                  (iii) The annual rate of dividends payable on shares of Series B Stock shall be $.975 per year and no more, payable quarterly on the last day of March, June, September and December, respectively, in each year with respect to the quarterly dividend period (or portion thereof) ending on such dividend payment date; provided, however, that in the case of any shares of Series B Stock issued prior to October 1, 1978, the first dividend payment, which shall be of dividends accrued since the date of issue, shall be made on December 31, 1978.

                  (iv) Dividends on the shares of Series B Stock shall be cumulative from the date or dates of issue thereof. The holders of Series B Stock, in preference to the holders of any junior stock, shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available therefor, cash dividends at the rate fixed in subdivision (iii) hereof. The term "junior stock" as used herein means Common Stock or any other stock of the Company which by its terms is junior to Series Preferred Stock in respect of dividends or payments in liquidation.

                  In no event, so long as any shares of Series B Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any other distribution be ordered or made, on any junior stock, nor shall any shares of any capital stock of the Company be purchased, redeemed or otherwise acquired for value by the Company or by any subsidiary of the Company, unless (A) all dividends on Series B Stock for all past quarterly dividend periods and, in the case of a dividend or distribution, for the then current quarterly period, shall have been paid or declared and a sum sufficient for the payment thereof set apart, and (B) the Company shall have set aside all funds required for the Sinking Fund for Series B Stock provided for in clause (vii) of this paragraph 7 through the date of such payment, declaration, distribution, purchase, redemption or other acquisition. The provisions of this paragraph shall not, however, apply to a dividend payable in any junior stock, to the acquisition of shares of any junior stock in exchange for shares of any other junior stock or to the acquisition of shares of capital stock other than junior stock pursuant to a tender offer made on a pro rata basis for all shares of capital stock of the Company other than junior stock.

                  (v) In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Company, then before any distribution or payment shall be made to the holders of any junior stock, the holders of Series B Stock shall be entitled to be paid in full the redemption price in effect at the time of the distribution or payment date as provided in clause (vi) of this paragraph 7 (or at the redemption price for the 12 months beginning July 15, 1983 in the event of a distribution or payment date prior to July 15, 1983), together with accrued dividends to such distribution or payment date whether or not earned or declared. In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series B Stock shall be entitled to be paid in full an amount equal to $10 per share, together with accrued dividends to such distribution or payment date whether or not earned or declared.

                  (vi) Series B Stock may be redeemed, as a whole or in part, at the option of the Company by vote of its Board of Directors, at any time or from time to time, at the redemption price in effect at the redemption date as provided in this clause (vi), together with accrued dividends to the redemption date; provided, however, that no such redemption may be made prior to July 15, 1983 or the date five years from the original issue date of the Series B Stock, whichever is later. The redemption prices per share for shares of Series B Stock redeemed at any time during the twelve month periods indicated shall be as follows:



                12 MONTHS                               12 MONTHS
                BEGINNING                               BEGINNING
                 JULY 15          PRICE                  JULY 15       PRICE
                  1983           $10.49                    1988       $10.24
                  1984            10.44                    1989        10.20
                  1985            10.39                    1990        10.15
                  1986            10.34                    1991        10.10
                  1987            10.29                    1992        10.05
                          and $10 per share thereafter.

                  The provisions of paragraph 5 of this section (a) of Article FOURTH applicable to redemption of all Series Preferred Stock shall apply to Series B Stock, provided that, in addition, in the case of any redemption of Series B Stock the Company shall deposit, before the redemption date, with a bank or trust company in the Borough of Manhattan, City of New York, having a capital and surplus of at least $25,000,000, funds necessary for such redemption, in trust, to be applied to such redemption and the amounts shall be made payable at the office of such bank or trust company.

                  (vii) There shall be a sinking fund (hereinafter called the "Series B Sinking Fund") for the benefit of the shares of Series B Stock. For the purposes of the Series B Sinking Fund, out of any net assets of the company legally available therefor, before any dividends, in cash or property, shall be paid or declared, or any distribution ordered or made on any junior stock, and before any shares of any capital stock of the Company shall be purchased, redeemed, or otherwise acquired for value by the Company or any subsidiary, the Company shall set aside in cash annually on June 15 in each year commencing with June 15, 1983 (provided the first such date shall be on the fifth anniversary of the original issue date of the Series B Stock if such original issue date is later than June 15, 1978), so long as there shall be outstanding any shares of Series B Stock, an amount sufficient to redeem 30,000 shares of Series B Stock (or such lesser number as remains outstanding), at a price (the "Series B Sinking Fund Redemption Price") of $10 per share plus an amount equal to dividends accrued thereon to the date fixed for redemption; provided, however, that there shall be allowed to the Company as a credit thereagainst any shares of Series B Stock which the Company may have acquired or redeemed (otherwise than through the operation of the Series B Sinking
                  Fund) which have not theretofore been used for the purpose of any such credit and which shares shall have been set aside by the Company for the purpose of the Series B Sinking Fund. The Series B Sinking Fund shall be cumulative so that if on any such June 15 or the fifth anniversary date referred to above, in the case of June 15, 1983, the net assets of the Company legally available therefor shall be insufficient to permit any such amount to be set aside in full, or if for any other reason such amount shall not have been set aside in full, the amount of the deficiency shall be set aside, but without interest, before any dividend, in cash or property shall be paid or declared, or any other distribution ordered or made, on any junior stock and before any shares of any capital stock of the Company shall be purchased, redeemed or otherwise acquired for value by the Company or by an subsidiary of the Company, subject to the exceptions provided in the last sentence of clause (iv) of this paragraph 7. Moneys in the Series B Sinking Fund shall be applied within thirty days after having been set aside to the redemption of shares of Series B Stock as above provided. The

                  Company may elect to redeem, on any Series B Sinking Fund Redemption Date, up to an additional 30,000 shares of Series B Stock at the Series B Sinking Fund Redemption Price. Such optional redemption privilege shall not be cumulative from year to year.

                  The provisions of paragraph 5 of this section (a) of Article FOURTH shall apply to all Sinking Fund redemption of Series B Stock provided that, in addition, in the case of Series B Sinking Fund redemption of Series B Stock the Company shall deposit, before the redemption date, with a bank or trust company meeting the requirements of clause (vi) of this paragraph 7, funds necessary for such redemption, and the amounts shall be made payable at the office of such bank or trust company.

                  (viii) The holders of Series B Stock shall be entitled to vote only as hereinafter provided and as provided in paragraph 3 of this section (a) of Article FOURTH. Each stockholder of Series B Stock entitled to vote at any particular time shall have one vote for each share of Series B Stock held of record by him and entitled to voting rights.

                  So long as any shares of Series B Stock are outstanding, in addition to any other vote or consent of shareholders required in this Certificate of Incorporation or by law, the approval of the holders of at least sixty-six and two-thirds percent (66-2/3%) of Series B Stock at the time outstanding shall be necessary for effecting or validating:

                           (a) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws, of the company, which affects adversely the voting powers or any other rights or preferences of the holders of Series B Stock;

                           (b) authorization or creation of any class of stock of the Company ranking prior to or on a parity with Series Preferred Stock in respect of dividends or payments in liquidation, or any increase in the number of authorized shares of Series Preferred Stock;

                           (c) issuance of any shares of any other series of Series Preferred Stock unless, after giving pro forma effect to the issuance of such shares and any concurrent stock or debt retirement, net income of the Company for any period of twelve consecutive months within the preceding eighteen calendar months exceeds two times the aggregate of all annual dividend requirements of Series B Stock and all shares (outstanding pro forma) ranking prior to or on a parity with Series B Stock with respect to dividends; or

                           (d) any merger, consolidation, sale of assets or other transaction the effect of which, in any such case, is to accomplish an event otherwise requiring approval by holders of 66-2/3% of Series B Stock under this clause (viii).

                  8. $3.125 Cumulative Convertible Preferred Stock, Series C.

                  (i) The distinctive serial designation of the third series of Series Preferred Stock, which shall be a closed series, shall be "$3.125 Cumulative Convertible Preferred Stock, Series C ($1 par value)" (hereinafter called "Series C Stock").

                  (ii) The number of shares of Series C Stock shall be 3,538,936.

                  (iii) The annual rate of dividends payable on shares of Series C Stock shall be $3.125 per year and no more, payable quarterly on the last day of march, June, September and December in each year with respect to the quarterly dividend period (or portion thereof) ending on such dividend payment date; provided, however, that in the case of any shares of Series C Stock issued prior to June 30, 1981, the first dividend payment, which shall be of dividends accrued since February 15, 1981, shall be made on June 30, 1981.

                  (iv) Dividends on the shares of Series C Stock shall be cumulative from February 15, 1981. The holders of Series C Stock, in preference to the holders of any junior stock, shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available therefor, cash dividends at the rate fixed in clause (iii) of this paragraph
                  8. The term "junior stock" as used herein means Common Stock or any other stock of the Company which by its terms is junior to Series Preferred Stock in respect of dividends or payments in liquidation.

                  In no event, so long as any shares of Series C Stock shall be outstanding, shall, any dividend, whether in cash or property, be paid or declared, nor shall any other distribution be ordered or made, on any junior stock, nor shall any shares of any capital stock of the Company be purchased, redeemed or otherwise acquired for value by the Company or by any subsidiary of the Company, unless all dividends on Series C Stock for all past quarterly dividend periods and, in the case of a dividend or distribution, for the then current quarterly period, shall have been paid or declared and a sum sufficient for the payment thereof set apart. The provisions of this clause (iv) shall not however, apply to a dividend payable in any junior stock, to the acquisition of shares of any junior stock in exchange for shares of any other junior stock or to the acquisition of shares of capital stock other than junior stock pursuant to a tender offer made on a pro rata basis for all shares of capital stock of the Company other than junior stock (based on the aggregate involuntary liquidation value of each series of such capital stock outstanding).

                  (v) In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Company, then before any distribution or payment shall be made to the holders of any junior stock, the holders of Series C Stock shall be entitled to be paid in full the redemption price in effect at the time of the distribution or payment date as provided in clause (vi) of this paragraph 8, together with accrued dividends to such distribution or payment date, whether or not earned or declared. In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series C Stock shall be entitled to be paid in full an amount equal to $25 per share, together with accrued dividends to such distribution or payment date, whether or not earned or declared.

                  (vi) Series C Stock may be redeemed, as a whole or in part, at the option of the Company by vote of its Board of Directors, at any time or from time to time, at the redemption price in effect at the redemption date as provided in this clause (vi), together with accrued dividends to the redemption date, whether or not earned or declared. The redemption prices per share for shares of Series C Stock redeemed at any time during the twelve-month periods indicated shall be as follows:

               12 MONTHS                              12 MONTHS
               BEGINNING                              BEGINNING
              FEBRUARY 15       PRICE                FEBRUARY 15       PRICE
                 1981         $28.125                   1986         $26.563
                 1982          27.813                   1987          26.250
                 1983          27,500                   1988          25.938
                 1984          27.188                   1989          25.625
                 1985          26.875                   1990          25.313
                               and $25 per share thereafter.

                  The provisions of paragraph 5 of this section (a) of article FOURTH applicable to redemption of all Series Preferred Stock shall apply to Series C Stock, provided that, in addition, in the case of any redemption of Series C Stock the Company shall deposit, before the redemption date, with a bank or trust company in the Borough of Manhattan, City of New York, having a capital and surplus of at least $25,000,000, funds necessary for such redemption, in trust, to be applied to such redemption and the amounts shall be made payable at the office of such bank or trust company.

                  (vii) The holders of Series C Stock shall be entitled to vote only as hereinafter provided and as provided in paragraph 3 of this section (a) of Article FOURTH. Each stockholder of Series C Stock entitled to vote at any particular time shall have one vote for each share of Series C Stock held of record by him and entitled to voting rights.

                  So long as any shares of Series C Stock are outstanding, in addition to any other vote or consent of stockholders required in this Certificate of Incorporation or by law, the approval of the holders of at least sixty-six and two-thirds percent (66-2/3%) of Series C Stock at the time outstanding shall be necessary for effecting or validating:

                           (a) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws, of the Company, which affects adversely the voting powers or any other rights or preferences of the holders of Series C Stock;

                           (b) authorization or creation of any class of stock of the Company ranking prior to or on a parity with Series Preferred Stock in respect of dividends or payments in liquidation, or any increase in the number of authorized shares of Series Preferred Stock;

                           (c) issuance of any shares of any other series of Series Preferred Stock unless, after giving pro forma effect to the issuance of such shares and any concurrent stock or debt retirement, net income of the Company for any period of twelve consecutive months within the preceding eighteen calendar months exceeds two times the aggregate of all annual dividend requirements of Series C Stock and all shares (outstanding pro forma) ranking prior to or on a parity with Series C Stock with respect to dividends; or

                           (d) any merger, consolidation, sale of assets or other transaction the effect of which, in any such case, is to accomplish an event otherwise requiring approval by holders of 66-2/3% of Series C Stock under this clause (vii).

                  (viii) (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series C Stock shall be convertible at the option of the holder thereof, upon surrender at the principal office of the Company and at such other office or offices as the Board of Directors may designate, of the certificate for the share so to be converted, duly endorsed or assigned to the Company in blank, into .833 fully paid and nonassessable shares of Common Stock of the Company. The right to convert shares of Series C Stock called for redemption shall terminate at the close of business on the date fixed for redemption. Upon conversion, no allowance or adjustment shall be made for dividends on either class of stock.

                           (B) The number of shares of Common Stock and the number of any other shares of the Company, if any, into which each share of Series C Stock is convertible shall be adjusted from time to time as follows:

                                    (1) In case the Company shall (x) pay a
                                    dividend on its Common Stock in other
                                    shares, (y) subdivide its outstanding Common
                                    Stock or (z) combine its outstanding Common
                                    Stock into a smaller number of shares of Common Stock, or issue by reclassification of its shares of Common Stock (whether pursuant to a merger or consolidation or otherwise) any other shares of the Company, then the holder of each share of Series C Stock shall be entitled to receive, upon the conversion of such share, the number of shares of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this subclause (B)(1) shall become effective retroactively with respect to conversions made subsequent to the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification;

                                    (2) In case the Company shall issue rights or warrants to the holders of its Common Stock as such entitling them to subscribe for a purchase Common Stock at a price per share less than the current market price per share (as defined in subclause (C) below) on such record date, then in each such case the number of shares of Common Stock into which each share of Series C Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series C Stock was theretofore convertible by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such current market price. For the purposes of this subclause (B)(2), the issuance of rights or warrants to subscribe for or purchase securities convertible into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Common Stock. Such adjustment shall be made whenever any such rights or warrants are issued and shall become effective retroactively with respect to conversions made subsequent to the record date for the determination of shareholders entitled to receive such rights or warrants. For purposes of this subclause (B)(2) the granting of the right to purchase shares of Common Stock (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Stock purchase plan providing for the reinvestment of dividends or interest payable on securities of the Company and/or the investment of periodic optional payments at a price per share of not less than 95 percent of the current market price per share (determined as provided in such plans) of the Common Stock (so long as such right to purchase is in no case evidenced by the delivery of rights and warrants) shall not be deemed to constitute an issue of rights or warrants by the Company within the meaning of this subclause
                                    (B)(2); and

                                    (3) In case the Company shall distribute to holders of its shares of Common Stock (whether pursuant to a merger or consolidation or otherwise) evidences of its indebtedness or assets (excluding cash distributions after December 31, 1979 not exceeding (x) $100,000,000 plus (y) the aggregate net income of the Company and its subsidiaries on a consolidated basis after such date determined in accordance with generally accepted accounting principals, less (z) dividends paid after such date on shares other than shares of Common Stock) or rights to subscribe (excluding those referred to in subclause (B)(2) above) then in each such case the number of shares of Common Stock into which each share of Series C Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series C Stock was theretofore convertible by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in subclause (C) below) on the record date for determination of shareholders entitled to receive such distribution, and of which the denominator shall be such current market price per share of Common Stock less the fair value (as determined by a resolution of the Board of Directors of the Company filed with each transfer agent for the Series C Stock, which determination shall be conclusive) of the portion of the evidences of indebtedness or assets or rights to subscribe applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively with respect to conversions made subsequent to the record date for the determination of stockholders entitled to receive such distribution.

                           (C) For the purpose of any computation under subclause (B) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for 30 consecutive Trading Days selected by the Company commencing not more than 45 Trading Days before the date in question. The term "Closing Price" on any day shall mean the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on such Exchange, on the American Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on such Exchange, the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York, are not authorized or obligated by law or executive order to close.

                           (D) No adjustment in the conversion rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this subclause (D)) would require an increase or decrease of at least 1% in the number of shares of Common Stock into which each share of Series C Stock is then convertible; provided, however, that any adjustments which by reason of this subclause (D) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this clause (viii) of paragraph 8 shall be made to the nearest one hundred thousandth of a share.

                           (E) The Board of Directors may make such increases in the conversion rate, in addition to those required by this clause (viii) of paragraph 8, as shall be determined by the Board, as evidenced by a Board resolution, to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board shall have the power to resolve any ambiguity or correct any error in this clause (viii) of paragraph 8 and its actions in so doing, as evidenced by a Board resolution, shall be final and conclusive.

                           (F) In the event that at any time, as a result of an adjustment made pursuant to subclause (B)(1) above, the holder of any shares of Series C Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of shares so receivable upon conversion of such shares of Series C Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in subclauses (B)(1) to (B)(3), inclusive, above, and the other provisions of this clause (viii) of paragraph 8 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

                           (G) Whenever the conversion rate is adjusted as herein provided:

                                    (1) The Company shall compute the adjusted conversion rate and shall cause to be prepared a certificate signed by the Company's treasurer setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the Series C Stock; and

                                    (2) A notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall, as soon as practicable, be mailed to the holders of record of outstanding shares of the Series C Stock.

                           (H) In case:

                                    (1) The Company shall declare a dividend or other distribution on its Common Stock, other than in cash;

                                    (2) The Company shall authorize the issuance to all holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any Common Stock or any other subscription rights or warrants; or

                                    (3) Of any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company; or

                                    (4) Of the voluntary or involuntary
                                    liquidation, dissolution or winding up of the Company; then the Company shall cause to be mailed to each transfer agent for the Series C Stock and to the holders of record of the outstanding shares of Series C Stock, at least 20 days (or 10 days in any case specified in subclauses (H)(1) or (H)(2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution rights or warrants are to be determined, or
                                    (y) the date on which such reclassification, consolidation, merger, sale, lease, exchange, disposition, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, lease, exchange, disposition, liquidation, dissolution or winding up. The failure to give the notice required by this subclause (H), or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, lease, exchange, disposition, liquidation, dissolution or winding up, or the vote on any action authorizing such.

                           (I) The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of the Series C Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series C Stock then outstanding.

                           (J) The Company will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series C Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

                           (K) For the purpose of this clause (viii) of paragraph 8, the term "Common Stock" shall include any shares of the Company of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, shares of Common Stock issuable upon conversion of Series C Stock shall include only shares of the class designated as Common Stock as of the original date of issuance of the Series C Stock, or shares of the Company of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the company, provided that if at any time there shall be more than one such resulting class or series, the shares of such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

                           (L) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of Series C Stock. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the Closing Price (determined as provided in subclause
                           (C) above) of the Common Stock on the day of conversion shall be paid to the holder in cash by the Company.

                           (M) The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this clause (viii) of paragraph 8.

                  9.       $3.50 Cumulative Convertible Preferred Stock, Series
                           D.

                  (i) The distinctive serial designation of the fourth series of Series Preferred Stock, which shall be a closed series, shall be "$3.50 Cumulative Convertible Preferred Stock, Series D ($1 par value)" (hereinafter called "Series D Stock").

                  (ii) The number of shares of Series D Stock shall be 2,200,000.

                  (iii) The annual rate of dividends payable on shares of Series D Stock shall be $3.50 per year and no more, payable quarterly on the last day of March, June, September and December in each year with respect to the quarterly dividend period (or portion thereof) ending on such dividend payment date; provided, however, that in the case of any shares of Series D Stock issued prior to December 31, 1986, the first dividend payment, which shall be of dividends accrued since November 21, 1986 shall be made on March 31, 1987.

                  (iv) Dividends on the shares of Series D Stock shall be cumulative from November 21, 1986. The holders of Series D Stock, in preference to the holders of any junior stock, shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available therefor, cash dividends at the rate fixed in clause (iii) of this paragraph
                  9. The term "junior stock" as used herein means Common Stock or any other stock of the

                  Company which by its terms is junior to Series Preferred Stock in respect of dividends or payments in liquidation.

                  In no event, so long as any shares of Series D Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any other distribution be ordered or made, on junior stock, nor shall any shares of any capital stock of the Company be purchased, redeemed or otherwise acquired for value by the Company or by any subsidiary of the Company, unless all dividends on Series D Stock for all past quarterly dividend periods and, in the case of a dividend or distribution, for the then current quarterly period, shall have been paid or declared and a sum sufficient for the payment thereof set apart. The provisions of this clause (iv) shall not however, apply to a dividend payable in any junior stock, to the acquisition of shares of any junior stock in exchange for shares of any other junior stock or to the acquisition of shares of capital stock other than junior stock pursuant to a tender offer made on a pro rata basis for all shares of capital stock of the Company other than junior stock (based on the aggregate involuntary liquidation value of each series of such capital stock outstanding).

                  (v) In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Company, then before any distribution or payment shall be made to the holders of any junior stock, the holders of Series D Stock shall be entitled to be paid in full the redemption price in effect at the time of the distribution or payment date as provided in clause (vi) of this paragraph 9 (and if prior to January 2, 1990, then at the redemption price in effect on January 2, 1990), together with accrued dividends to such distribution or payment date, whether or not earned or declared. In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series D Stock shall be entitled to be paid in full an amount equal to $50 per share, together with accrued dividends to such distribution or payment date, whether or not earned or declared.

                  (vi) Series D Stock may be redeemed, as a whole or in part, at the option of the Company by vote of its Board of Directors, at any time or from time to time, on or after January 2, 1990, at the redemption price in effect at the redemption date as provided in this clause (vi), together with accrued dividends to the redemption date, whether or not earned or declared. The redemption prices per share for shares of Series D Stock redeemed at any time during the twelve month periods indicated shall be as follows:

                12 MONTHS                                  12 MONTHS
                BEGINNING                                  BEGINNING
                JANUARY 1            PRICE                 JANUARY 1             PRICE
                  1990              $52.45                    1994              $51.05
                  1991               52.10                    1995               50.70
                  1992               51.75                    1996               50.35
                  1993               51.40
                                and $50 per share thereafter.

                  The provisions of paragraph 5 of this section (a) of Article FOURTH applicable to redemption of all Series Preferred Stock shall apply to Series D Stock, provided that, in addition, in the case of any redemption of Series D Stock the Company shall deposit, before the redemption date, with a bank or trust company in the Borough of Manhattan, City of New York, having a capital and surplus of at least $25,000,000, funds necessary for such redemption, in trust, to be applied to such redemption and the amounts shall be made payable at the office of such bank or trust company.

                  (vii) The holders of Series D Stock shall be entitled to vote only as hereinafter provided and as provided in paragraph 3 of this section (a) of Article FOURTH. Each stockholder of Series D Stock entitled to vote at any particular time shall have one vote for each share of Series D Stock held of record by him and entitled to voting rights.

                  So long as any shares of Series D Stock are outstanding, in addition to any other vote or consent of stockholders required in this Certificate of Incorporation or by law, the approval of the holders of at least sixty-six and two-thirds percent (66-2/3%) of Series D Stock at the time outstanding shall be necessary for effecting or validating:

                           (A) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws, of the Company, which affects adversely the voting powers or any other rights or preferences of the holders of Series D Stock;

                           (B) authorization or creation of any class of stock of the Company ranking prior to or on a parity with Series Preferred Stock in respect of dividends or payments in liquidation, or any increase in the number of authorized shares of Series Preferred Stock;

                           (C) any merger, consolidation, sale of assets or other transaction the effect of which, in any such case, is to accomplish an event otherwise requiring approval by holders of 66-2/3% of Series D Stock under this clause (vii).

                  (viii) (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series D Stock shall be convertible at the option of the holder thereof, upon surrender at the principal office of the Company and at such other office or offices as the Board of Directors may designate, of the certificate for the share so to be converted, duly endorsed or assigned to the Company in blank, into
                           0.909 fully paid and nonassessable shares of Common Stock of the Company. The right to convert shares of Series D Stock called for redemption shall terminate at the close of business on the date fixed for redemption. Upon conversion, no allowance or adjustment shall be made for dividends on either class of stock, except to the extent set forth in the next paragraph.

                           Any holder of shares of Series D Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates for the shares of Series D Stock being converted, duly endorsed or assigned to the Company or in blank, at the principal office of the Company or at a bank or trust company appointed by the Company for that purpose, accompanied by a written notice of conversion specifying the number (in whole shares) of shares of Series D Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; in case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issue of shares of Common Stock in such name or names. In case less than all of the shares of Series D Stock represented by a certificate are to be converted by a holder, upon such conversion the Company shall issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for the shares of Series D Stock not so converted. A holder of Series D Stock on a dividend record date who (or whose transferee) converts Series D Stock on a dividend payment date will be entitled to receive and retain the dividend payable on such Series D Stock. A holder of Series D Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on such Series D Stock on the corresponding dividend payment date notwithstanding the conversion thereof or the Company's default in payment of the dividend due on the dividend payment date, but Series D Stock surrendered for conversion during the period from the close of business on any dividend record date to the opening of business on the corresponding dividend payment date (except Series D Stock called for redemption on a redemption date during such period) must be accompanied by payment to the Company of an amount equal to the dividend payable on such dividend payment date. A holder of Series D Stock called for redemption on a redemption date between a dividend record date and the corresponding dividend payment date who (or whose transferee) convert such Series D Stock will be entitled to receive such dividend and need not repay the dividend upon surrender of such Series D Stock for conversion.

                           (B) The number of shares of Common Stock and the number of any other shares of the Company, if any, into which each share of Series D Stock is convertible shall be adjusted from time to time as follows:

                                    (1) In case the Company shall (x) pay a
                                    dividend on its Common Stock in other
                                    shares, (y) subdivide its outstanding Common
                                    Stock or (z) combine its outstanding Common
                                    Stock into a smaller number of shares of Common Stock, or issue by reclassification of its shares of Common Stock (whether pursuant to a merger or consolidation or otherwise) any other shares of the Company, then the holder of each share of Series D Stock shall be entitled to receive, upon the conversion of such share, the number of shares of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this subclause (B)(1) shall become effective retroactively with respect to conversions made subsequent to the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification;

                                    (2) In case the Company shall issue rights or warrants to the holders of its Common Stock as such entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (as defined in subclause (c) below) on such record date, then in each such case the number of shares of Common Stock into which each share of Series D Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series D Stock was theretofore convertible by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such current market price. For the purposes of this subclause (B)(2), the issuance of rights or warrants to subscribe for or purchase securities convertible into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Common Stock. Such adjustment shall be made whenever any such rights or warrants are issued and shall become effective retroactively with respect to conversions made subsequent to the record date for the determination of shareholders entitled to receive such rights or warrants. For purposes of this subclause (B)(2) the granting of the right to purchase shares of Common Stock (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Stock purchase plan providing for the reinvestment of dividends or interest payable on securities of the Company and/or the investment of periodic optional payments at a price per share of not less than 95 percent of the current market price per share (determined as provided in such plans) of the Common Stock (so long as such right to purchase is in no case evidenced by the delivery of rights and warrants) shall not be deemed to constitute an issue of rights or warrants by the Company within the meaning of this subclause (B)(2); and

                                    (3) In case the Company shall distribute to holders of its shares of Common Stock (whether pursuant to a merger or consolidation or otherwise) evidences of its indebtedness or assets (excluding cash distributions) or rights to subscribe (excluding those referred to in subclause
                                    (B)(2) above) then in each such case the number of shares of Common Stock into which each share of Series D Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series D Stock was theretofore convertible by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in subclause (C) below) on the record date for determination of shareholders entitled to receive such distribution, and of which the denominator shall be such current market price per share of Common Stock on the date fixed for such determination less the fair value (as determined by a resolution of the Board of Directors of the Company filed with each transfer agent for the Series D Stock, which determination shall be conclusive) of the portion of the evidences of indebtedness or assets or rights to subscribe applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively with respect to conversions made subsequent to the record date for the determination of stockholders entitled to receive such distribution.

                           (C) For the purpose of any computation under subclause (B) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for 30 consecutive Trading Days selected by the Company commencing not more than 45 Trading Days before the date in question. The term "Closing Price" on any day shall mean the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case as reported on the New York Stock Exchange

                           Composite Transactions or, if the shares of Common Stock are not listed or admitted to trading on such Exchange, on the American Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on such Exchange, the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York, are not authorized or obligated by law or executive order to close.

                           (D) No adjustment in the conversion rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this subclause (D)) would require an increase or decrease of at least 1% in the number of shares of Common Stock into which each share of Series D Stock is then convertible; provided, however, that any adjustments which by reason of this subclause (D) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this clause (viii) of paragraph 9 shall be made to the nearest one-hundred thousandth of a share.

                           (E) In the event that at any time, as a result of an adjustment made pursuant to subclause (B)(1) above, the holder of any shares of Series D Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of shares so receivable upon conversion of such shares of Series D

                           Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in subclauses (B)(1) to (B)(3), inclusive, above, and the other provisions of this clause (viii) of paragraph 9 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

                           (F) The Company may, but shall not be required to, make such increases in the conversion rate, in addition to those required by this clause (viii) of paragraph 9 as it considers to be advisable in order to avoid or diminish any income tax to any holder of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error in this clause (viii) of paragraph 9 and its actions in so doing shall be final and conclusive.

                           (G) In case the Company shall effect any capital reorganization of the Common Stock (other than a subdivision, combination, capital reorganization or reclassification provided for in paragraph (B)) or shall consolidate, merge or engage in a statutory share exchange with or into any other corporation (other than a consolidation, merger or share exchange in which the Company is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell or transfer all or substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction whereby the holders of shares of Series D Stock shall receive upon conversion thereof, in lieu of each share of Common Stock which would have been issuable upon conversion of such shares if converted immediately prior to the consummation of such transaction, the same kind and amount of stock (or other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each share of Common Stock outstanding at the effective time of such transaction, subject to subsequent adjustments for subsequent stock dividends and distributions, subdivisions or combinations of shares, capital reorganizations, reclassifications, consolidations, mergers or share exchanges, as nearly equivalent as possible to the adjustments provided for in this clause (viii) of paragraph 9.

                           (H) Whenever the conversion rate is adjusted as herein provided:

                                    (1) The Company shall compute the adjusted conversion rate and shall cause to be prepared a certificate signed by the Company's treasurer setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the Series D Stock; and

                                    (2) A notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall, as soon as practicable, be mailed to the holders of record of outstanding shares of the Series D Stock.

                           (I) In case:

                                    (1) The Company shall declare a dividend or other distribution on its Common Stock, other than in cash;

                                    (2) The Company shall authorize the issuance to all holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any Common Stock or any other subscription rights or warrants; or

                                    (3) Of any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company; or

                                    (4) Of the voluntary or involuntary
                                    liquidation, dissolution or winding up of the Company;

                           then the Company shall cause to be mailed to each transfer agent or for the Series D Stock and to the holders of record of the outstanding shares of Series D Stock, at least 20 days (or 10 days in any case specified in subclauses (I)(1) or (I)(2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, exchange, disposition, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, lease, exchange, disposition, liquidation, dissolution or winding up. The failure to give the notice required by this subclause (I), or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, lease, exchange, disposition, liquidation, dissolution or winding up, or the vote on any action authorizing such.

                           (J) The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, or Common Stock held as treasury shares, or a combination of both, for the purpose or issuance upon conversion of the Series D Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series D Stock then outstanding.

                           (K) For the purpose of this clause (viii) of paragraph 9, the term "Common Stock" shall include any shares of the Company of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, shares of Common Stock issuable upon conversion of Series D Stock shall include only shares of the class designated as Common Stock as of the original date of issuance of the Series D Stock, or shares of the Company of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class or series, the shares of such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series, resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

                           (L) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of Series D Stock. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the Closing Price (determined as provided in subclause
                           (C) above) of the Common Stock on the day of conversion shall be paid to the holder in cash by the Company.

                           (M) The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this clause (viii) of paragraph 9.

                  (ix) Shares of Series D Preferred Stock which are called for redemption as hereinabove provided, but which shall be converted into Common Stock as hereinabove provided prior to their actual redemption, shall not be deemed to have been redeemed for the purposes of this Article FOURTH.

                  10.      Cumulative Participating Preferred Stock, Series E.

Section 1. Designation and Amount. There shall be a series of the Series Preferred Stock of the Company which shall be designated as the "Cumulative Participating Preferred Stock, Series E ($1 par value)" ("Series E Stock"), and the number of shares constituting such series shall be 350,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company

Section 2.        Dividends and Distributions.

         (A) The holders of shares of Series E Stock, in preference to the holders of shares of Common Stock, $5.00 par value (the "Common Stock"), of the Company, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payable Date, or, with respect to the first quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Stock. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series E Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of common Stock outstanding immediately after such event and the denominator of which is the number of shares of common Stock that were outstanding immediately prior to such event.

         (B) The Company shall declare a dividend or distribution on the Series E Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series E Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series E Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series E Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

Section 3. Voting Rights. The holders of shares of Series E Stock shall have the following voting rights:

         (A) Each share of Series E Stock shall entitle the holder thereof to one hundred votes, subject to adjustment as provided in paragraph B below, on all matters submitted to a vote of the shareholders of the Company.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series E Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes to which holders of shares of Series E Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (C) Notwithstanding paragraph A above, each holder of Series E Stock when voting as a class with the holders of all cumulative series of Series Preferred Stock for the election of two members of the Board of Directors when six (6) quarterly dividends on any one or more series of Series Preferred Stock entitled to receive cumulative dividends shall be in default as provided in paragraph 3 of Article FOURTH shall have one vote for each share of Series E Stock held of record.

         (D) Except as set forth herein, holders of Series E Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series E Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Stock outstanding shall have been paid in full, the Company shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Stock, except dividends paid ratably on the Series E Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Series E Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series E Stock;

         (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series E Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to become authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

Section 6.  Liquidation, Dissolution or Winding Up.

         (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Stock unless, prior thereto, the holders of shares of Series E Stock shall have received $20,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series E Liquidation Preference"). Following the payment of the full amount of the Series E Liquidation Preference, no additional distributions shall be made to the holders of shares of Series E Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the series E Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series E Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series E Stock and Common Stock, respectively, holders of Series E Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event there are not sufficient assets available to permit payment in full of the Series E Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series E Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series E Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

Section 8.  Redemption.  The shares of Series E Stock shall not be redeemable.

Section 9. Amendment. The Certificate of Incorporation of the Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series E Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series E Stock, voting separately as a class.

Section 10. Fractional Shares. Series E Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series
E. Stock.

         (b)      Common Stock

                  1. Issuance: From time to time Common Stock may be issued in such amounts and for such purposes as shall be determined by the Board of Directors.

                  2. Dividends: Subject to all the rights of the Series Preferred Stock, such dividends as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the surplus of the Company legally available for the payment of dividends. The Board of Directors shall, however, have power from time to time to fix and determine and to vary the amount of the working capital of the Company, and to direct and determine the use and disposition of any surplus of the Company.

                  3. Voting Rights: Except as otherwise expressly provided with respect to the Series Preferred Stock or with respect to any series of the Series Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

                  4. Liquidation: Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which the holders of the Series Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having its principal office in the Borough of Manhattan, the City of New York, and having a capital, surplus and undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Series Preferred Stock, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Series Preferred Stock.

         (c)      General Provisions

                  1. Shares of Series Preferred Stock of the Company redeemed as hereinabove provided shall be deemed retired and extinguished and may not be reissued.

                  2. A consolidation or merger of the Company with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Company shall not be deemed or construed to be a liquidation, dissolution or winding up of the Company within the meaning of this Article.

                  3. No stockholder of the Company shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into any stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

                  4. The Board of Directors may from time to time issue scrip in lieu of fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends or any voting or other rights of a stockholder of the Company, but the Company shall from time to time, within such time as the Board of Directors may determine or without limit of time if the Board of Directors so determines, issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whose shares issuable in respect of the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form.

         FIFTH - The name and post-office address of each of the incorporators and original subscribers to the capital stock, and the number of shares of Common Stock subscribed for by each, are as follows:

                                                                            NUMBER
                                                                               OF
                                             POST-OFFICE                     SHARES
                    NAME                       ADDRESS
Bertram G. Work......................    Akron, Ohio....................... 18
Charles B. Raymond.................      Akron, Ohio.......................  1
David M. Goodrich....................    New York, New York................  1
                                                                            20
                                               Total

           SIXTH - The duration of the Company shall be perpetual.

         SEVENTH - the directors shall have power, amongst other things:

                  (a) From time to time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any book or account or document of the Company except as conferred by the statutes of New York or authorized by the directors;

                  (b) Subject to the provisions of the aforesaid Stock Corporation Law, to hold their meetings either within or without the State of New York, and to have one or more offices, and to keep the books of the Company (except the stock and transfer books and correct books of account of all its business and transactions) outside the State of New York, and at such place or places, as may from time to time be designated by them;

                  (c) To provide by the By-Laws, or otherwise, for the selection, from among their own number, of an executive committee of such number as they may from time to time designate, and to delegate to such executive committee all or any of the powers of the Board of Directors, when the Board is not in session, provided that such delegation of power is not contrary to law;

                  (d) To appoint such other standing committees as they may determine, with such powers as shall be conferred by them or as may be authorized by the By-Laws; and

                  (e) To appoint or elect officers and assistant officers of the Company.

         EIGHTH - The Secretary of State of the State of New York is designated as the agent of the Company upon whom process in any action or proceeding against it may be served within the State of New York. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Company which may be served upon him is c/o CT Corporation System, 1633 Broadway, New York, New York 10009. The name and address of the registered agent which is to be the agent of the Company upon whom process against it may be served are, CT Corporation System, 1633 Broadway, New York, New York 10009.

         NINTH - No contract or other transaction between the Company and any other corporation shall be affected by the fact that the directors of this Company are interested in or are directors or officers of such other corporation, and any director individually may be a party to or may be interested in any contract or transaction of this Company; and no contract or transaction of this Company with any person or persons, firm or association shall be affected by the fact that any director or directors of this Company is a party to or interested in such contract or transaction, or in any way connected with such person or persons, firm or association, provided that the interest in any such contract or other transaction of any such director shall be fully disclosed and that such contract or other transaction shall be authorized or ratified by the vote of a sufficient number of directors of the Company not so interested; and each and every person who may become a director of this Company is hereby relieved from any liability that might otherwise exist from contracting with the Company for the benefit of himself or any firm, association or corporation in which he may be in any wise interested.

         TENTH - Subject always to the By-Laws made by the stockholders, the Board of Directors may make By-Laws, and, from time to time, may alter, amend or repeal any By-Laws; but any By-Laws made by the Board of Directors may be altered, amended or repealed by the stockholders at any annual meeting, or at any special meeting provided notice of such proposed alteration or repeal be included in the notice of meeting.

         ELEVENTH - Transactions with Shareholders.

                  A. Certain Purchases of Company Shares. Any direct or indirect purchase or other acquisition by the Company of any class of the Company's shares from any person or persons known by the Company to be an Interested Shareholder (as hereinafter defined) who has beneficially owned, directly or indirectly, any such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the approval of a majority of the non-officer-directors of the Company and the affirmative vote, to be solicited at the expense of such Interested Shareholder, of not less than a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage of separate class vote may be specified, by law or any other provision of this Certificate of Incorporation or the By-Laws of this Company or otherwise. Notwithstanding the foregoing, no such affirmative vote shall be required with respect to:

                  (a) any offer to purchase made by the Company which is made on the same terms and conditions to holders of all shares of the same class of the Company,

                  (b) any purchase by the Company of its shares at a price no higher than the higher of (i) the Closing Price (as hereinafter defined) on the last trading date immediately preceding the earlier of public disclosure of the repurchase or the signing of a definitive repurchase agreement and (ii) the average Closing Price during the 20 trading days immediately preceding the date of such disclosure or agreement.

                  The term "Closing Price" on the day in question means the closing sale price on such day of a share of the Company's stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if the stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if the stock is not listed on such Exchange, on the principal United States Securities Exchange registered under the Securities Exchange Act of 1934 in which the stock is listed, or if the stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of the stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the market value of the stock as determined in good faith by a majority of the non-officer-directors of the Company present at a meeting of the Board of Directors at which a quorum is present.

                  B. Business combinations with Substantial Shareholders. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of the Company, and except as otherwise expressly provided in Section C of this Article ELEVENTH, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or any other provision of this Certificate of Incorporation or the By-Laws of this Company or otherwise.

                  C. When Higher Vote is Not Required. The provisions of Section B of this Article ELEVENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-Laws of this Company, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met:

                  1. Approval by Disinterested Directors. The Business Combination shall have been recommended by a majority (whether such recommendation is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Substantial Shareholder [as hereinafter defined] to become a Substantial Shareholder) of the Disinterested Directors (as hereinafter defined) present at a meeting of the Board of Directors at which a quorum is present.

                  2. Price and Procedure Requirements. All of the following conditions shall have been met:

                           a. The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                                    (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Substantial Shareholder for any share of Common Stock in connection with (A) the acquisition by the Substantial Shareholder of beneficial ownership of shares of Common Stock within the period beginning two years immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") and terminating on the Consummation Date, or (B) in the transaction in which it became a Substantial Shareholder, which ever is higher; and

                                   (ii) the fair Market Value per share of
                                   Common Stock on the Announcement Date or on the date on which the Substantial Shareholder became a Substantial Shareholder (such latter date the "Determination Date"), whichever is higher.

                           b. The aggregate amount of cash, plus the Fair Market Value as of the Consummation Date of consideration other than cash, to be received per share by holders of shares of any class or series of outstanding Preferred Stock, shall be at least equal to the highest amount determined under clauses (i), (ii) and
                           (iii) below);

                                    (i) (if applicable) the highest per share price including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Substantial Shareholder for any share of such class or series of Preferred Stock in connection with the acquisition by the Substantial Shareholder of beneficial ownership of shares of such class or series of Preferred Stock within the period beginning two years immediately prior to the Announcement Date and terminating on the Consummation Date, or in the transaction in which it became a Substantial Shareholder, whichever is higher;

                                    (ii) the Fair Market Value per share of such Preferred Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                    (iii) (if applicable) the highest
                                    preferential amount per share to which the holders of shares of such class or series of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, regardless of whether the Business Combination to be consummated constitutes such an event.

                                    The provisions of Paragraphs C.2.a. and
                           C.2.b. shall be required to be met with respect to every class or series of outstanding shares, whether or not the Substantial Shareholder has previously acquired beneficial ownership of any shares of a particular class or series.

                           c. The consideration to be received by holders of a particular class or series of outstanding shares shall be in cash or in the same form and in the same relative proportion as previously has been paid by or on behalf of the Substantial Shareholder or any person referred to in Paragraph 6 of Section D of this Article ELEVENTH in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series.

                           If the consideration so paid for shares of any class or series varied as to form, the form of consideration for such class or series of shares shall be either cash or the form and in the same relative proportion used to acquire beneficial ownership of the largest number of shares of such class or series previously acquired by the Substantial Shareholder or any person referred to in Paragraph 6 of Section D of this Article ELEVENTH. The price determined in accordance with Paragraphs
                           (C).2.a. and (C).2.b. shall be subject to appropriate adjustment in the event of any stock dividend, stock split, reclassification of shares or similar event.

                           d. After such Substantial Shareholder has become a Substantial Shareholder and prior to the consummation of such Business Combination:

                                    (i) except as recommended by a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Preferred Stock;

                                    (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as recommended by a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present;

                                    (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is recommended by a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present.

                           e. After such Substantial Shareholder has become a Substantial Shareholder, such Substantial Shareholder shall not have received the benefit, directly or indirectly (except as employee benefits or proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.

                           f. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Company at least 30 days prior to the consummation of such business combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Disinterested Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Disinterested Directors, the opinion of an investment banking firm selected by a majority of such Disinterested Directors as to the fairness (or lack of fairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares other than the Substantial Shareholder and its Affiliates or Associates (both terms as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the Company.

                           g. Such substantial Shareholder shall not have made any material change in the Company's business or equity capital structure without the recommendation of a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present.

                  D. Certain Definitions. For the purposes of this Article
         ELEVENTH:

                  1.       The term "Business Combination" shall mean:

                           (a) any merger or consolidation of the Company or any Subsidiary (as hereinafter defined) with (i) any Substantial Shareholder or (ii) any other corporation (whether or not itself a Substantial Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate of a Substantial Shareholder; or

                           (b) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Substantial Shareholder or any Affiliate or Associate of any Substantial Shareholder; or

                           (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder or any Affiliate or Associate of any Substantial Shareholder involving any assets or securities of the Company or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or

                           (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving a Substantial Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series, or any securities convertible into shares or into equity securities of any Subsidiary, that is beneficially owned by any Substantial Shareholder or any Affiliate or Associate of any Substantial Shareholder; or

                           (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

                  2. The term "Voting Stock" shall mean all shares issued from time to time under Article FOURTH of this Certificate of Incorporation and which by its terms may be voted generally in the election of directors of the Company (it being understood that each share of Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH).

                  3. The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of shares.

                  4. The term "interested Shareholder" shall mean any person (other than the Company or any Subsidiary) who or which:

                           (a) is the beneficial owner (as hereinafter defined), directly or indirectly, in the aggregate of three percent (3%) or more of the class of securities to be acquired; or

                           (b) is an Affiliate or Associate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, in the aggregate of three percent (3%) or more of the class of securities to be acquired; or

                           (c) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  5. The term "Substantial Shareholder" shall mean any person (other than the Company or any subsidiary) who or which:

                           (a) is the beneficial owner, directly or indirectly, in the aggregate of more than twenty percent (20%) of the voting power of the outstanding Voting Stock; or

                           (b) is an Affiliate or Associate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, in the aggregate of twenty percent (20%) or more of the voting power of the then outstanding Voting Stock; or

                           (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Substantial Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  6. A person shall be a "beneficial owner" of any Voting Stock:

                           (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                           (b) which such person or any of its Affiliates or Associates has

                                    (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or

                                    (ii) the right to vote pursuant to any
                                    agreement, arrangement or understanding; or

                  (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  7. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 4 of this Section D, or a Substantial Shareholder pursuant to Paragraph 5 of this Section D, the number of shares of Voting Stock deemed to be outstanding shall include all shares deemed owned by such person through application of Paragraph 6 of this Section D but shall not include any other shares of Voting Stock which may be issuable to others pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  8. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 1, 1985.

                  9. The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Company; provided, however, that for the purposes of the definition of a Substantial Shareholder set forth in Paragraph 5 of this Section D, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Company.

                  10. The term "Disinterested Director" means any member of the Board of Directors of the Company who is unaffiliated with the Substantial Shareholder and was a member of the Board of Directors prior to the time that the Substantial Shareholder became a Substantial Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Substantial Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                  11. The term "Fair Market Value" means:

                           (a) in the case of cash, the amount of such cash;

                           (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present; and

                           (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present.

                  12. In the event of any Business Combination in which the Company survives, the phrase "consideration other than cash to be received" as used in paragraphs 2.a. and 2.b. of Section C of this Article ELEVENTH shall include the shares of Common Stock and/or the shares of any other class of series of shares retained by the holders of such shares.

                  E. Powers of the Board of Directors. A majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present shall have the power and duty to determine for the purposes of this Article ELEVENTH, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder or a Substantial Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) the length of time such shares are beneficially owned by any person, (d) whether a person is an Affiliate or Associate of another, (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more, and (f) such other matters with respect to which a determination or interpretation required under this Article ELEVENTH.

                  F. No Effect on Fiduciary Obligation of Interested Shareholder or Substantial Shareholder. Nothing contained in this Article ELEVENTH shall be construed to relieve any Interested Shareholder or Substantial Shareholder from any fiduciary obligation imposed by law.

                  G. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of this Company or otherwise), the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article ELEVENTH; provided, however, that this Section G shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption recommendation by a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present.

         TWELFTH - No member of the Board of Directors shall have any personal liability to the company or its shareholders for damages for any breach of duty in such capacity, provided that this Article shall not eliminate or limit:

         (i) the liability of any Director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated section 719 of the Business Corporation Law; or

         (ii) the liability of any Director for any act or omission prior to the adoption of this Article.

         Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any act or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision.

         5. This amendment and restatement of the Certificate of Incorporation of The B.F.Goodrich Company was authorized by the unanimous vote of the Board of Directors of the Company at a meeting duly called and held, a quorum being present, on the 6th day of June, 1988 and by the shareholders of the Company at a special meeting duly called and held, a quorum being present, on the 27th day of July, 1988.

         IN WITNESS WHEREOF, the undersigned have executed and signed their names and affirm that the statements made herein are true under the penalties of perjury, this 29th day of July, 1988.

                                THE B.F.GOODRICH COMPANY


                                    Jon V. Heider
                               Senior Vice President


                                    Nicholas J. Calise
                                     Secretary

                            CERTIFICATE OF AMENDMENT

                                       of

                        THE CERTIFICATE OF INCORPORATION

                                       of

                            THE B.F.GOODRICH COMPANY

                            (Under Section 805 of the
                            Business Corporation Law)

                            -------------------------


         Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned hereby certify:

         1. The name of the corporation is The B.F.Goodrich Company (the "Company"),

         2. The Certificate of Incorporation of the Company was filed by the Department of State on 2nd day of May, 1912.

         3. The Certificate of Incorporation of the Company is hereby amended by the addition of the following provision stating the number, designations, relative rights, preferences and limitations of a series of Series Participating Preferred Stock of the Company, designated as Junior Participating Preferred Stock, Series F, par value $1 per share, as unanimously approved by the Board of Directors of the Company at a meeting on June 2, 1997 pursuant to the authority vested in it by the Certificate of Incorporation of the Company.

         Junior Participating Preferred Stock, Series F:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Junior Participating Preferred Stock, Series F" (the "Series F Preferred Stock") and the number of shares constituting the Series F Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series F Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series F Preferred Stock.

         Section 2.  DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series F Preferred Stock with respect to dividends, the holders of shares of Series F Preferred Stock, in preference to the holders of Common Stock, par value $5 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series F Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series F Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Company shall declare a dividend or distribution on the Series F Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series F Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series F Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series F Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest.

Dividends paid on the shares of Series F Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series F Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series F Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series F Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series F Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series F Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series F Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series F Preferred Stock outstanding shall have been paid in full, the Company shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preferred Stock, except dividends paid ratably on the Series F Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series F Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series F Preferred Stock, or any shares of stock ranking on a parity with the Series F Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series F Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock unless, prior thereto, the holders of shares of Series F Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series F Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preferred Stock, except distributions made ratably on the Series F Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series F Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series F Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. NO REDEMPTION. The shares of Series F Preferred Stock shall not be redeemable.

         Section 9. RANK. The Series F Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Stock.

         Section 10. AMENDMENT. The Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock, voting together as a single class.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Amendment, and do affirm the foregoing as true, under penalties of perjury this 31st day of July, 1997.



                                       --------------------------------------
                                         Name:  David L. Burner
                                         Title:    Chairman, President and
                                                   Chief Executive Officer



                                       --------------------------------------
                                       Name:     Nicholas J. Calise
                                       Title:    Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                            THE B.F.GOODRICH COMPANY


                            (Under Section 805 of the
                            Business Corporation Law)


                         ------------------------------



                  Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned hereby certify:

                  1. The name of the corporation is The B.F.Goodrich Company (the "Company").

                  2. The Certificate of Incorporation of the Company was filed by the Department of State on the 2nd day of May, 1912.

                  3. The Certificate of Incorporation of the Company is hereby amended to modify Article FOURTH to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares by deleting the existing Article Fourth in its entirety and substituting the following:

                  "FOURTH -- The aggregate number of shares which the Company shall have authority to issue is 210,000,000, divided into 10,000,000 shares of Series Preferred Stock of the par value of $1 per share (hereafter called "Series Preferred Stock"), and 200,000,000 shares of Common Stock of the par value of $5 per share (hereafter called "Common Stock")."

                  4. This amendment of the Certificate of Incorporation of The B.F.Goodrich Company was authorized by the unanimous vote of the Board of Directors of the Company at a meeting duly called and held, a quorum being present, on the 16th day of

February 1998 and by a vote of the holders of a majority of the outstanding shares of the Company's Common Stock at a meeting duly called and held, a quorum being present, on the 20th day of April 1998.

                  IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Amendment, and do affirm the foregoing as true, under penalties of perjury this 30th day of April, 1998.


                                               /s/ DAVID L. BURNER
                                               -------------------------------
                                               David L. Burner, Chairman,
                                               President and Chief Executive
                                               Officer


                                               /s/ NICHOLAS J. CALISE
                                               -------------------------------
                                               Nicholas J. Calise, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                            THE B.F. GOODRICH COMPANY

                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW


         Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned hereby certify:

         1. The name of the corporation is The B.F. Goodrich Company (the "Company"),

         2. The Certificate of Incorporation of the Company was filed by the Department of State on 2nd day of May, 1912,

         3. Article Fourth of the Certificate of Incorporation of the Company authorizes the Company to issue 10,000,000 shares of Series Preferred Stock and authorizes the Board of Directors to fix the designations, relative rights, preferences and limitations of the Series Preferred Stock. The Board of Directors has previously authorized the issuance of 100,000 shares of Junior Participating Preferred Stock, Series F ("Series F Preferred Stock") and authorized the Board of Directors to increase the number of the Series Preferred Stock that shall constitute the Series F Preferred Stock. The Certificate of Incorporation of the Company is hereby amended by increasing the number of shares of Series F Preferred Stock, par value $1 per share, that shall constitute the series from 100,000 shares to 200,000 shares, as unanimously approved by the Board of Directors of the Company at a meeting on September 21, 1999 pursuant to the authority vested in it by the Certificate of Incorporation of the Company.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Amendment, and do affirm the foregoing as true, under penalties of perjury this 7th day of October, 1999.

                                                /s/ DAVID L. BURNER
                                                --------------------------------
                                                Name:  David L. Burner
                                                Title: Chairman, President and
                                                       Chief Executive Officer


                                                /s/ NICHOLAS J. CALISE
                                                --------------------------------
                                                Name:  Nicholas J. Calise
                                                Title: Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           THE B. F. GOODRICH COMPANY

                            UNDER SECTION 805 OF THE

                            BUSINESS CORPORATION LAW



         We, the undersigned, David L. Burner and Kenneth L. Wagner, being respectively Chairman and Chief Executive Officer and Assistant Secretary of The
B. F. Goodrich Company, do hereby certify as follows:

         1. The name of the Corporation is The B. F. Goodrich Company.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on May 2, 1912.

         3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended to modify Article FIRST to change the Corporation's name to Goodrich Corporation.

         4. To accomplish the foregoing, Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  FIRST - The name of the corporation shall be Goodrich Corporation, hereinafter referred to as the "Company".

         5. The foregoing amendment to the Certificate of Incorporation of the Corporation was authorized by the unanimous vote of the Board of Directors of the Company at a meeting duly called and held, a quorum being present, on February 19, 2001 and by a vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock at a meeting duly called and held, a quorum being present, on April 17, 2001.

         IN WITNESS WHEREOF, the undersigned have executed and signed their names and affirm under the penalties of perjury that the statements made herein are true this 1st day of June, 2001.


                                                 THE B. F. GOODRICH COMPANY

                                                    /s/ DAVID L. BURNER

                                                      David L. Burner
                                            Chairman and Chief Executive Officer

                                                   /s/ KENNETH L. WAGNER

                                                     Kenneth L. Wagner
                                                    Assistant Secretary

                            CERTIFICATE OF CORRECTION

                                     OF THE

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              GOODRICH CORPORATION

                            UNDER SECTION 105 OF THE

                            BUSINESS CORPORATION LAW


         We, the undersigned, Terrence G. Linnert and Kenneth L. Wagner, being respectively Senior Vice President and Assistant Secretary of Goodrich Corporation, for the purpose of correcting an incorrect statement in the Certificate of Amendment (as defined below) pursuant to Section 105 of the Business Corporation Law, do hereby certify as follows:

         1. The name of the Corporation is Goodrich Corporation.

         2. A Certificate of Amendment of the Certificate of Incorporation of the Corporation (the "Certificate of Amendment") was filed by the Department of State on May 4, 1998.

         3. Section 3 of the Certificate of Amendment incorrectly stated that the entire existing Article FOURTH of the Certificate of Incorporation, rather than only the first sentence thereof, was to be deleted and replaced with the language set forth in Section 3 of the Certificate of Amendment.

         4. Section 3 of the Certificate of Amendment is corrected to read as follows:

                  "3. The Certificate of Incorporation of the Company is hereby amended to modify Article FOURTH to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares by deleting the first sentence of the existing Article FOURTH in its entirety and substituting the following:

                           FOURTH - The aggregate number of shares which the
                  Company shall have authority to issue is 210,000,000, divided into 10,000,000 shares of Series Preferred Stock of the par value of $1 per share (hereafter called "Series Preferred "Stock"), and 200,000,000 shares of Common Stock of the par value of $5 per share (hereafter called "Common Stock")."

         IN WITNESS WHEREOF, the undersigned have executed and signed their names and affirm under the penalties of perjury that the statements made herein are true this 31st day of October, 2001.


                                                         GOODRICH CORPORATION

                                                        /s/ TERRENCE G. LINNERT

                                                          Terrence G. Linnert
                                                         Senior Vice President


                                                        /s/ KENNETH L. WAGNER

                                                           Kenneth L. Wagner
                                                          Assistant Secretary